                                                                    EXHIBIT 3.23

                                    DELAWARE
                                                                          PAGE 1
                                 The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "ACS INTERNET, INC." AS RECEIVED AND FILED IN THIS OFFICE.

         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

         CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIFTH DAY OF MAY, A.D. 1999, AT 4:30 O'CLOCK P.M.

         CERTIFICATE OF MERGER, FILED THE TWENTY-SEVENTH DAY OF MAY, A.D. 1999, AT 4:30 O'CLOCK P.M.

         CERTIFICATE OF MERGER, FILED THE TWENTY-EIGHTH DAY OF MAY, A.D. 1999, AT 4:30 O'CLOCK P.M.

         CERTIFICATE OF MERGER, CHANGING ITS NAME FROM "INTERNET ALASKA, INC." TO "ACS INTERNET, INC.", FILED THE EIGHTH DAY OF APRIL, A.D. 2002, AT 10:53 O'CLOCK A.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                             [SEAL]    /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

                                                         AUTHENTICATION: 2581057

                                                                  DATE: 08-13-03
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                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 05/25/1999
                                                          991209144 - 3047654

                          CERTIFICATE OF INCORPORATION
                                       OF
                              INTERNET ALASKA, INC.

                                 ARTICLE 1. NAME

         The name of the corporation is Internet Alaska, Inc.

                     ARTICLE 2. REGISTERED OFFICE AND AGENT

         The address of the initial registered office of the corporation is Corporation Trust Center, 1029 Orange Street, Wilmington, County of New Castle, State of Delaware 19805, and the name of its registered agent at such address is The Corporation Trust Company.

                               ARTICLE 3. PURPOSES

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                ARTICLE 4. SHARES

         The total authorized stock of the corporation shall consist of 1,000,000 shares of common stock having a par value of $.001 per share ("COMMON STOCK") and 500,000 shares of preferred stock having a par value of $.001 per share ("PREFERRED STOCK"). Authority is hereby expressly granted to the Board of Directors to fix by resolution or resolutions any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions which are permitted by Delaware General Corporation Law in respect of any class or classes of stock or any series of any class of stock of the corporation. The corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit the conversion of the Preferred Stock. The Preferred Stock shall be divided into any number of series as designated from time to time by the Board of Directors.

                             ARTICLE 5. INCORPORATOR

         The name and mailing address of the incorporator are as follows:

                              Christopher D. Cyphers
                        1029 West Third Avenue, Suite 300
                             Anchorage, Alaska 99501

                              ARTICLE 6. DIRECTORS

         The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The names and mailing addresses of the persons who are to serve as Directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

                                Michael D. Jalons
                             Internet Alaska, Inc.
                             4050 Lake Otis Parkway
                            Anchorage, Alaska 99508

                                  Steve Dunlap
                         DigiTech Solutions Alaska, LLC
                          11900 Industry Way, Suite 4
                            Anchorage, Alaska 99515

         The number of Directors of the corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein. Written ballots are not required in the election of Directors.

                               ARTICLE 7. BYLAWS

         The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the corporation; provided, however, the Board of Directors may not repeal or amend any Bylaw that the stockholders have expressly provided may not be amended or repealed by the Board of Directors. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the corporation.

                          ARTICLE 8. PREEMPTIVE RIGHTS

         Preemptive rights shall not exist with respect to shares of stock or securities convertible into shares of stock of the corporation.

                          ARTICLE 9. CUMULATIVE VOTING

         The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of the corporation.

             ARTICLE 10. AMENDMENTS TO CERTIFICATE OF INCORPORATION

         The corporation reserves the right to amend or repeal, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, any of the provisions contained in this Certificate of Incorporation. The rights of the stockholders of the corporation are granted subject to this reservation.

                 ARTICLE 11. LIMITATION OF DIRECTOR LIABILITY

         To the full extent that the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a Director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director. Any amendment to or repeal of this
Article 10 shall not adversely affect any right or protection of a Director of the corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

              ARTICLE 12. ACTION BY STOCKHOLDERS WITHOUT A MEETING

         Only action properly brought before the stockholders by or at the direction of the Board of Directors may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken is signed by the holders of outstanding shares of capital stock entitled to be voted with respect to the subject matter thereof having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                  ARTICLE 13. SPECIAL MEETINGS OF STOCKHOLDERS

         The Chairman of the Board of Directors, the Chief Executive Officer, the President or the Board of Directors may call special meetings of the stockholders for any purpose. A special meeting of the stockholders shall be held if the holders of not less than thirty percent (30%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary one or more written demands for such meeting, describing the purpose or purposes for which it is to be held.

               ARTICLE 14. BUSINESS COMBINATIONS WITH INTERESTED
                                  STOCKHOLDERS

         The corporation expressly elects not to be governed by Section 203(a) of Title 8 of the Delaware General Corporation Law.

         I, Christopher D. Cyphers, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly I have hereunto set my hand this 25th day of May, 1999.

                                            /s/ Christopher D. Cyphers
                                            ------------------------------------
                                            Christopher D. Cyphers, Incorporator

   STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 05/27/1999
  991214798 - 3047654

                              CERTIFICATE OF MERGER
                                       OF
                         DIGITECH SOLUTIONS ALASKA, LLC
                      (AN ALASKA LIMITED LIABILITY COMPANY)
                                       AND
                              INTERNET ALASKA, INC.
                            (A DELAWARE CORPORATION)

         In accordance with Section 264 of the Delaware General Corporation Law, Internet Alaska, Inc., a Delaware corporation, does hereby certify as follows:

         1. The name and state of domicile of the constituent entities are DigiTech Solutions Alaska, LLC, an Alaska limited liability company, and Internet Alaska, Inc., a Delaware corporation.

         2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with Section 264(c) of the Delaware General Corporation Law.

         3.       The name of the surviving corporation is Internet Alaska, Inc.

         4. The surviving corporation, Internet Alaska, Inc., will be a Delaware corporation and its Certificate of Incorporation as currently filed with the Secretary of State of the State of Delaware shall be the certificate of incorporation of the surviving corporation.

         5. The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, 4050 Lake Otis Parkway, Anchorage, Alaska 99508.

         6. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of the constituent corporation or any member of the constituent limited liability company.

         IN WITNESS WHEREOF, the undersigned has signed his name and affirmed that this instrument is the act and deed of the corporation and that the statements herein are true, under penalties of perjury, this 26 day of May, 1999.

                                          INTERNET ALASKA, INC.

                                          By: /s/ Steve Dunlap, President
                                              ---------------------------
                                                Steve Dunlap, President

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 05/28/1999
                                                           991224593 - 3047654

                             CERTIFICATE OF MERGER
                                       OF
                             INTERNET ALASKA, INC.
                            (A DELAWARE CORPORATION)
                                      AND
                             INTERNET ALASKA, INC.
                            (AN ALASKA CORPORATION)

         In accordance with Section 252 of the Delaware General Corporation Law, Internet Alaska, Inc., a Delaware corporation, does hereby certify as follows:

         1. The name and state of incorporation of the constituent corporations are Internet Alaska, Inc., an Alaska corporation, and Internet Alaska, Inc., a Delaware corporation.

         2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252(c) of the Delaware General Corporation Law.

         3. The name of the surviving corporation is Internet Alaska, Inc. (the Delaware corporation).

         4. The surviving corporation, Internet Alaska, Inc., will be a Delaware corporation and its Certificate of Incorporation as currently filed with the Secretary of State of the State of Delaware shall be the certificate of incorporation of the surviving corporation.

         5. The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, 4050 Lake Otis Parkway, Anchorage, Alaska 99508.

         6. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

         7. The authorized capital stock of Internet Alaska Inc., an Alaska corporation, is 600,000 shares of Class A common stock and 100,000 shares of Class B common stock. All of the outstanding shares of Internet Alaska, Inc., an Alaska corporation, voted in favor of the merger.

         IN WITNESS WHEREOF, the undersigned has signed his name and affirmed that this instrument is the act and deed of the corporation and that the statements herein are true, under penalties of perjury, this 26 day of May, 1999.

                                          INTERNET ALASKA, INC.

                                          By /s/ Steve Dunlap, President
                                             ---------------------------
                                             Steve Dunlap, President

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:53 AM 04/08/2002
                                                          020236651 - 3047654

                              CERTIFICATE OF MERGER
                                       OF
                               ACS INTERNET, INC.
                            (A DELAWARE CORPORATION)
                                       AND
                              INTERNET ALASKA, INC.
                            (A DELAWARE CORPORATION)

         In accordance with Section 251 of the Delaware General Corporation Law, Internet Alaska, Inc., a Delaware corporation, does hereby certify that:

         1. The names and states of domicile of the constituent entities the "Constituent Entities") are ACS Internet, Inc., a Delaware corporation, and Internet Alaska, Inc., a Delaware corporation.

         2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with Section 251 of the Delaware General Corporation Law.

         3.       The name of the surviving corporation is Internet Alaska, Inc.

         4. The surviving corporation, Internet Alaska, Inc., will be a Delaware corporation and its Certificate of Incorporation as currently filed with the Secretary of State of Delaware shall be, subject to the following amendments, the Certificate of Incorporation of the surviving corporation:

         a. Article I of the Certificate of Incorporation shall be and read as follows:

                           "The name of the Corporation shall be ACS Internet, Inc."

         b. Article 4 of the Certificate of Incorporation shall be and read as follows:

                           "Section 1. The corporation shall be authorized to issue 1,000 shares of capital stock, all of which shall be shares of common stock, $.01 par value ("COMMON STOCK").

                           Section 2. Except as otherwise provided by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a singe class."

CERTIFICATE OF MERGER                                                Page 1 of 2

         5. The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, 510 L Street, Suite 500, Anchorage, Alaska 99501.

         6. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation upon request and without cost to any stockholder of the Constituent Corporations.

         IN WITNESS WHEREOF, the undersigned has signed his name and affirmed that this instrument is the act and deed of the corporation and that the statements herein are true, under penalty of perjury, this 28th day of,
                                                           ----
February, 2002.
--------
                                          INTERNET ALASKA, INC.

                                          /s/ Wesley E. Carson
                                          --------------------------------------
                                          Wesley E. Carson, President and Chief
                                          Administrative Officer

CERTIFICATE OF MERGER                                                Page 2 of 2